Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ENACTED UNDER

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of IGI Laboratories, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jason Grenfell-Gardner, President and Chief Executive Officer of the Company, state and certify, pursuant to 18 U.S.C. § 1350, as enacted under § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:

March 31, 2014

/s/ Jason Grenfell-Gardner
Jason Grenfell-Gardner President and Chief Executive Officer Principal Executive Officer